UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 10, 2012

SQN ALTERNATIVE INVESTMENT FUND III  L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-166195	27-2173346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 William Street, 26th Floor, New York, New York	10038
(Address of Principal Executive Offices)	(Zip Code)

(212) 422-2166

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On December 10, 2012, SQN Alternative Investment Fund III L.P. (“Fund III”) funded its first finance project as part of a vendor program with SolarEfic Ltd (“SolarEfic”).  SolarEfic is an equipment supplier based in England that specializes in renewable, energy saving and low carbon technologies such as LED lighting, biomass and condensing gas boilers, solar photovoltaic systems and solar thermal installations.

Under the terms of the vendor program, Fund III agreed to provide SolarEfic with a minimum of £2,500,000 per year to finance equipment in the renewable, energy saving and low carbon sectors.

The first project financed under the program involved the installation of approximately four hundred energy efficient LED lights at Old Earth Primary School.  Old Earth Primary School is an eco-friendly school located in West Yorkshire, England that is committed to green initiatives.  The school grows its own vegetables that are used to prepare school meals, has a wind turbine, a biomass boiler, a greenhouse constructed from recycled material and an eco extension.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQN ALTERNATIVE INVESTMENT FUND III L.P.

By:   SQN AIF III GP, LLC, its General Partner

Date:

January 4, 2013

By:  /s/ Jeremiah J. Silkowski

        Jeremiah J. Silkowski, President